Exhibit 10.66

STATE OF NORTH CAROLINA
SUBLEASE
COUNTY OF MECKLENBURG

THIS SUBLEASE is made and entered into this 21st day of December, 2017, by and between Kure Corp., a Florida limited liability company, hereinafter referred to as “Sublessor” and Beauty and Pinups, LLC, a North Carolina limited liability company, hereinafter referred to as “Sublessee”.

W I T N E S S E T H:

THAT WHEREAS, Sublessor is presently leasing certain premises from BIN – Commerce LLC (“Landlord”) under a Lease Agreement, a copy of which is attached hereto as Exhibit A (the “Lease”) known as 1440 Westinghouse Boulevard, a floorplan of which is attached as Exhibit B (the “Premises”) containing approximately 14,000 square feet (including warehouse and office space); and

WHEREAS, Sublessor has agreed to sublease all of the Premises shown outlined on Exhibit B attached hereto and incorporated herein by reference (hereinafter the “Sublet Premises”) to Sublessee, and Sublessee has agreed to sublease the same from Sublessor in accordance with the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease. Sublessor leases to Sublessee and Sublessee subleases from Sublessor the Sublet Premises effective January 1, 2018.

2. Term. The term of this Sublease shall begin on January 1, 2018 (the “Beginning Date”), and extend through June 30, 2018 (the “Ending Date”). If Sublessee holds over after the termination of this Sublease, it will be as a holdover tenant will and Sublessee will indemnify Sublessor and hold Sublessor harmless from any loss suffered as a result of such holdover.

3. Rental. Sublessee shall pay rent to Sublessor for the Sublet Premises beginning as of the Beginning Date in the amount of Three Thousand Dollars ($3,000) per month, including each month as a holdover tenant. The said monthly rent shall be due and payable on the first (1st) day of each month beginning on the Beginning Date and shall continue throughout the term of this Sublease, starting with any partial month at the beginning or end of the term being prorated and paid in advance.

4. Condition of Sublet Premises and Furniture. Sublessee agrees to accept the Sublet Premises in “as is,” broom clean condition with all personal property removed therefrom, and Sublessor shall have no responsibility to upfit or otherwise improve, maintain or repair the Sublet Premises. Sublessee shall maintain the Sublet Premises in good condition and repair, ordinary wear and tear and casualties excepted.

5. Indemnity. Sublessee does hereby agree to indemnify and hold harmless Sublessor and Landlord from and against any and all claims for bodily injury, including death, and property damage and any other cost or expense occurring in or about the Sublet Premises resulting from the acts or omissions of Sublessee, or any employee, agent, or invitee of Sublessee, the breach of this Sublease or the Lease by Sublessee, or otherwise resulting from the occupancy of the Sublet Premises by Sublessee. Sublessor does hereby agree to indemnify and hold harmless Sublessee from and against any and all claims for bodily injury, including death, and property damage and any other cost or expense occurring in or about the Sublet Premises prior to, or after, the Sublease term.

6. Sublessor Warranty. Sublessor warrants that the Lease is in full force and effect and that to the best knowledge of Sublessor there exists no defaults on the part of Landlord or Sublessor thereunder and covenants that it will not amend the Lease in any way which may have an adverse impact on Sublessee’s use or occupancy of the Sublet Premises without Sublessee’s prior written consent. Sublessor warrants that it make all payments to Landlord required under the Lease, and Sublessor shall indemnify Sublessee and hold Sublessee harmless from any liability, loss, cost or expense incurred by Sublessee resulting from Sublessor’s breach of the terms of the Lease or any of the foregoing warranties.

7. Sublessee Warranty. Sublessee warrants to Sublessor that it will make all payments required under this Sublease and abide by and perform all obligations hereunder and commit no default under this Sublease or the Lease, and Sublessee shall indemnify Sublessor and hold it harmless from any liability, loss, cost or expense resulting from Sublessee’s breach of this warranty.

8. Security Deposit. N/A

9. Address of Sublessor and Sublessee.

Sublessor: Kure Corp.
Craig Brewer
4521 Sharon Road, Suite 450
Charlotte, NC 28211

Sublessee: Beauty and Pinups, LLC
4521 Sharon Road, Suite 450
Charlotte, NC 28211
Attn: Mark Elliott

All moneys due and notices required under this Lease shall be sent to the respective addresses of Sublessor and Sublessee set forth above, as applicable, and unless otherwise provided, shall be in writing.

10. Quiet Enjoyment. Sublessee, upon performing its obligations hereunder, shall hold and enjoy the Sublet Premises for the term aforesaid, subject, however, to the terms of this Sublease and the Lease.

11. Late Payment. No late charges shall accrue.

12. Services. Sublessor shall provide the Sublet Premises with such utilities and other services as are provided by Landlord to Sublessor under the Lease and as may be agreed to between Sublessor and Sublessee, provided that if Sublessor uses extra services that require Sublessor to pay additional compensation to Landlord under the Lease, Sublessee shall reimburse such cost to Sublessor upon submission of invoice.

13. Interruption of Services. Sublessor does not warrant that any services supplied to the Sublet Premises will not be interrupted, including without limitation interruptions due to accidents, storms, Acts of God, repairs, alterations, improvements, labor troubles, or any other reason beyond the reasonable control of Sublessor, and any interruption shall not: (i) be considered an eviction or disturbance of Sublessee’s use and possession of the Sublet Premises; (ii) make Sublessor liable to Sublessee for damages; (iii) abate monthly rent or any other charge under this Sublease; or (iv) relieve Sublessee from performing Sublessee’s obligations hereunder.

14. Reserved

15. Alterations. Sublessee shall make no alterations, additions or improvements (collectively “Improvements”) to the Sublet Premises, without the prior written consent of Sublessor, which may be withheld in Sublessor’s sole discretion; provided, however, Sublessee may elect to make interior, non-structural alterations which do not impact any building systems without Sublessor’s consent provided Sublessee removes such alterations at the end of the Sublease term and restores the Sublet Premises to the condition in which it existed immediately prior to the installation of such items, ordinary wear and tear and casualties excepted.

16. Right of Entry. Sublessor shall have the right to enter and grant licenses to enter the Sublet Premises for any reasonable purpose at any time upon reasonable advance verbal notice (except in emergencies and normal and customary janitorial and maintenance services when no notice is required).

17. Sublessee’s Care of Sublet Premises.  Sublessee shall be responsible for all maintenance obligations of Sublandlord as tenant under the Lease, to the extent such repair or replacements relate to the Sublet Premises, employing materials and labor of a kind and quality equal to the original installations.

18. Surrendering the Sublet Premises. Sublessee shall surrender the Sublet Premises to Sublessor in the same broom clean condition that the Sublet Premises were in on the Beginning Date except for ordinary wear and tear and damage by the elements, fire, and other casualty. On surrender, Sublessee shall remove from the Sublet Premises its personal property and trade fixtures installed by Sublessee, and repair any damage to the Sublet Premises caused by such removal. Any items installed by Sublessee and not removed by Sublessee as required above shall be considered abandoned and Sublessor may dispose of abandoned items as Sublessor chooses and bill Sublessee for the cost of their disposal, minus any revenues received by Sublessor for their disposal.

19. Use and Occupancy. Sublessee shall use the Sublet Premises for the purposes permitted under the Lease, and shall make no unlawful use of the Sublet Premises.

20. Hazardous Substances. Sublessee shall not use, store, generate or dispose of any Hazardous Substances (as defined below), or permit the same, in, on, above or below any part of the Sublet Premises or Property except only reasonable quantities of normal and customary office supplies used in compliance with applicable law which Sublessee shall remove from the Sublet Premises and Property at the end of the Term. Sublessee shall indemnify and hold Sublessor harmless from all claims, damages, fines, judgments, penalties, costs, liabilities or losses, (including without limitation, any and all sums paid for settlement of claims, attorney’s fees, consultant and expert fees) arising during or after the Term as a result of a breach of this section by Sublessee. “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any governmental body having jurisdiction over the same, and includes any and all materials or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local law. “Hazardous Substance” includes but is not restricted to asbestos, polychlorobiphenyls (“PCB’s”) and petroleum. In no event shall Sublessee be liable for any Hazardous Substance which existed in the Sublet Premises or related common areas as of the Beginning Date or for any Hazardous Substance introduced by Landlord, Sublandlord, other tenants of the building, or their employees, agents, contractors or invitees.

21. Sublessee’s Insurance. Sublessee shall keep in force, during the term of this Sublease, or any renewal or extension thereof, workmen’s compensation insurance as required by law, and commercial general liability insurance, with such limits and with such insurance carriers as may be reasonably requested by Sublessor, but with minimum limits not less than Two Million Dollars ($2,000,000.00) in the aggregate on account of bodily injury, including death, and property damage, in or about the Sublet Premises or Property, in any one occurrence, with a contractual liability endorsement, which liability insurance shall name Sublessor and Landlord as an additional insureds and provide that it shall not be canceled for any reason unless Sublessor is given fifteen (15) days’ notice in writing by the insurance company. Sublessee shall deposit satisfactory evidence of the above coverages prior to occupancy of the Sublet Premises.

22. Sublessee’s Personal Property. Sublessor shall not be liable for any damage to, or loss of Sublessee’s personal property or trade fixtures arising from fire or the leaking of the roof, or from the bursting, leaking, or overflowing of water, sewer or steam pipes or from any other cause whatsoever, unless due to the negligence or willful misconduct of Sublessor.

23. Waiver of Subrogation.  Each party hereto waives claims arising in its favor against the other party for loss or damage to such injured party’s property located within the Sublet Premises which waiver applies to the extent the loss or damage is covered by the injured party’s insurance. Each party hereto shall cause its property insurance to contain an insurance industry standard waiver of subrogation endorsement.

24. Right to Terminate. If any part of the Sublet Premises is taken by right of eminent domain or private purchase in lieu thereof, then either party hereto shall have the right to terminate this Sublease effective on the date physical possession is taken by the condemning authority or private purchaser, by written notice to the other party prior to or within ten (10) days after said effective date.

25. Sublessee’s Default. Sublessee shall be in default under this Lease if:

(i) Sublessee fails to pay monthly rent or any other sum due hereunder within five (5) days after Sublessee receives notice from Sublessor of such nonpayment by the due date; or

(ii) Sublessee fails to perform any other Sublessee obligation within a period of twenty (20) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after Sublessee receives notice from Sublessor setting forth in reasonable detail the nature and extent of the said failure.

26. Sublessor’s Remedies. Upon Sublessee’s default, Sublessor shall have all remedies provided in law or equity, including without limitation, the right to end this Sublease or Sublessee’s right to possession hereunder, in which case Sublessee shall immediately vacate the Sublet Premises; with or without process of law, and if necessary, remove Sublessee, with or without having ended the Sublease, and alter locks and other security devices at the Sublet Premises, and Sublessee waives any claim for damages by reason of Sublessor’s reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process. If Sublessor ends this Sublease or Sublessee’s right to possess the Sublet Premises hereunder, Sublessee shall be liable to Sublessor for monthly rent, and any other indebtedness of Sublessee under this Sublease, accrued to the date the Sublease ends and thereafter scheduled during the remainder of the Term. Sublessor may sue and take any other action provided by law to collect the amounts due hereunder at any time and from time to time without waiving its rights to sue for and collect further amounts due from Sublessee hereunder. Notwithstanding the foregoing, (i) Sublessor agrees to use commercially reasonable efforts to mitigate its damages following an event of default by Sublessee, and (ii) Sublessor shall comply with all applicable laws with respect to the pursuit of any remedy against Sublessee following an event of default by Sublessee.

27. Waiver. The waiver of the breach of any agreement herein by either party in any one instance shall not be deemed to be a waiver of such agreement or any subsequent breach of the same or any other agreement herein contained, and the acceptance of rent hereunder by Sublessor subsequent to the breach of this Sublease by Sublessee shall not be deemed to be a waiver of such breach, other than the failure of Sublessee to pay the particular rental so accepted, regardless of Sublessor’s knowledge of such breach at the time of acceptance of such rent.

28. Sublessor’s Default. Sublessor shall not be in default for failure to perform any of its Sublease obligations until after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Sublessee, in writing and giving in reasonable detail the nature and extent of the failure and identifying the Sublease provisions(s) containing the obligations(s).

29. Survival. Any provision of this Sublease which by its nature would require the survival of the ending of this Sublease, shall survive the ending of this Lease.

30. Assignment and Subletting.  Sublessee shall not transfer, mortgage, grant a security interest in, encumber, or assign this Sublease, or any interest therein, or sublease all or part of the Sublet Premises, without Sublessor’s advance written consent, which Sublessor may withhold in its sole discretion; provided, however, Sublessee may elect to assign this Lease or sublease all or any portion of the Sublet Premises without Sublessor’s consent to an Affiliate (as hereinafter defined) upon five (5) days advance written notice to Sublessor. For purposes hereof, an Affiliate shall be defined as any entity which acquires all or substantially all of the stock or assets of Sublessee or which controls, is controlled by, or under common control with, Sublessee.

31. Subordination. This Sublease, and Sublessee’s rights hereunder shall at all times be subordinate to the Lease and all mortgages and deeds of trust now existing or hereafter placed on the building or Property. Sublessee will, upon request by Sublessor, execute and deliver to Sublessor, or to any other person designated by Sublessor, any instrument or instruments, including but not limited to such subordination, attornment and nondisturbance agreements, or estoppel letters, as may be required by Sublessor, Landlord or any secured lender, to give effect to the provisions of this paragraph.

32. General Provisions.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporation(s) may require. This Sublease may be executed in counterparts, all of which taken together, shall be deemed one original. This Sublease embodies the full agreement of the parties and supersedes all prior understandings concerning the subject matter of this Sublease, and any amendment or modification must be in writing and signed by both parties. This Sublease shall be construed and enforced in accordance with the law of the State of North Carolina. In the event that any provision of this Sublease shall be determined to be invalid or unenforceable, the remaining provisions thereof which can be separated from the invalid, unenforceable provision shall continue in full force and effect. The section titles, numbers and captions contained in this Sublease are only for convenience and reference, and in no way define, limit, extend, modify or describe the scope or intent of this Sublease nor any provision herein. Except as otherwise provided in this Sublease, time is of the essence in the performance of the provisions of this Sublease.

33. Reserved

34. Authority of Parties. Each party warrants that it is authorized to enter into this Sublease, that the person signing on its behalf is duly authorized to execute the Sublease, and that no other signatures are necessary, and each person signing this Sublease certifies that he or she is authorized by the party on whose behalf such person is signing and that no further authorization or signatures are required for such person’s signature to bind such party hereunder.

35. Other Provisions. Notwithstanding anything contained herein to the contrary, in no event shall Sublessor or Sublessee be liable to the other for any party claiming through or on behalf of Sublessor or Sublessee, for any consequential, indirect or special damages.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

SUBLESSOR:
Kure Corp.

By: ________________________________
Craig Brewer, CEO

Date:________________________

SUBLESSEE:
Beauty and Pinups, by its Manager,
Level Brands, Inc., an North Carolina corporation,

By: ________________________________
Mark Elliott, CFO

Date:________________________

    L SUBLESSEE:

EXHIBIT A

Lease

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EXHIBIT B

Flooplan of Premises

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